SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

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MapInfo Corporation
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

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One Global View
Troy, NY 12180

December 30, 2002

Dear MapInfo Stockholder:

You are cordially invited to the annual meeting of stockholders of MapInfo Corporation, which will be held at the Desmond Hotel, located at 660 Albany-Shaker Road, Albany, New York on Wednesday, February 12, 2003 at 2:00 p.m. We look forward to greeting as many of our stockholders as possible.

Details of the business to be conducted at the annual meeting are provided in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. Alternatively, you may vote your shares over the Internet or by telephone. Please refer to the enclosed proxy card for detailed instructions. If you decide to attend the annual meeting, you will of course have the opportunity to vote in person.

Our best wishes for a happy new year!
Sincerely,
/s/ John C. Cavalier Chairman	/s/ Mark P. Cattini President and Chief Executive Officer

MAPINFO CORPORATION
One Global View
Troy, New York 12180

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday, February 12, 2003

The Annual Meeting of Stockholders of MapInfo Corporation, a Delaware corporation (the "Company"), will be held at the Desmond Hotel, located at 660 Albany-Shaker Road, Albany, New York on Wednesday, February 12, 2003 at 2:00 p.m., local time, to consider and act upon the following matters:

1.	To elect six directors to serve for the ensuing year.
2.	To approve the Company's 2002 Stock Incentive Plan, as described herein.
3.	To approve an amendment to the Company's 1993 Employee Stock Purchase Plan, as described herein.
4.	To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on December 16, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ APRIL A. FREDLUND
Secretary
Troy, New York
December 30, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. ALTERNATIVELY, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

MAPINFO CORPORATION
One Global View
Troy, NY 12180

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MapInfo Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, February 12, 2003 and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

At the close of business on December 16, 2002, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 15,147,426 shares of common stock, $0.002 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share.

The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 was mailed to stockholders, along with these proxy materials, on or about December 30, 2002.

Votes Required

The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

Director nominees must receive a plurality of the votes cast at the Annual Meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the election. The approval of the Company's 2002 Stock Incentive Plan, the amendment to the 1993 Employee Stock Purchase Plan and the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year must be approved by a majority of the votes cast on the matter.

Shares that abstain from voting as to a particular matter and shares held in street name by brokers or nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to a particular matter (a "broker non-vote"), will not be counted as votes in favor of such matter and will also not be counted as shares voting on such matter. Accordingly, an abstention or a broker non-vote on a matter that requires the affirmative vote of a plurality or a certain percentage of the shares present and voting on the matter, such as the election of directors, the approval of the Company's 2002 Stock Incentive Plan, the amendment to the 1993 Employee Stock Purchase Plan and the ratification of independent auditors, has no effect on the voting on such matter.

Stockholders may vote by any one of the following means:
- by mail
- by telephone (toll-free)
- over the Internet
- in person at the meeting

To vote by mail, sign, date and complete the enclosed proxy card and return it in the enclosed self-addressed stamped envelope. No postage is necessary if mailed in the United States. Instructions for voting by using a toll-free telephone number or over the Internet can be found on your proxy card. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions on voting your shares.

Beneficial Ownership of Common Stock

The following table sets forth certain information, as of October 31, 2002, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as of October 31, 2002 as a group:
	Number of Shares	Percentage of
	Beneficially	Common Stock
Beneficial Owner	Owned (1)	Outstanding (2)

Kopp Investment Advisors (3) ..............................	1,560,825	10.3%
Westport Asset Management (4) ............................	968,000	6.4%
Laszlo C. Bardos (5) ..........................................	270,088	1.8%
John C. Cavalier (6) ...........................................	172,733	1.1%
Mark P. Cattini (7) .............................................	127,433	*
George C. McNamee (8) ......................................	107,698	*
D. Joseph Gersuk (9) ..........................................	107,384	*
Michael J. Hickey (10) ........................................	86,145	*
George C. Moon (11) ........................................	62,656	*
Bert C. Tobin (12) ............................................	32,895	*
Joni Kahn (13) .................................................	22,500	*
Quinn H. Tran (14) ...........................................	22,500	*
Robert P. Schechter (15)......................................	1,000	*
All directors and executive officers as a group (11 persons) (16) .................................................................	1,013,032	6.4%

* Less than 1%
(1)

The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed. Any reference in the footnotes below to stock options held by the person in question relates to stock options which were exercisable on or exercisable within 60 days after October 31, 2002.

(2)

Number of shares deemed outstanding includes 15,142,870 shares outstanding as of October 31, 2002 plus any shares subject to options held by the person or entity in question which were exercisable on or within 60 days after October 31, 2002.

(3)

Kopp Investment Advisors, Inc. ("Kopp") with a business address of 7701 France Avenue South, Suite 500, Edina, MN 55435, owned 1,560,825 shares as of September 30, 2002. Kopp had sole voting power over 630,500 shares, shared voting power over 265,000 shares and no voting power over 535,325 shares. Additionally, Leroy C. Kopp, President, holds 130,000 shares in his name. Kopp disclaims beneficial ownership of 1,355,325 of these shares. The information in this Note 3 is based solely on the information provided by Kopp in their response to a 5% Stockholders Questionnaire sent to them by the Company.

(4)

Westport Advisors LLC and Westport Asset Management, Inc. ("Westport") with a business address of 253 Riverside Avenue, Westport, CT 06880 beneficially owned a total of 968,000 shares as of September 30, 2002. Westport had sole voting power over 913,000 shares and shared voting power over 55,000 shares. The information in this Note 4 is based solely on the 13F filings made by Westport on November 6, 2002.

(5)

Includes 56,250 shares held by Mr. Bardos' wife, as to which shares Mr. Bardos disclaims beneficial ownership. Mr. Bardos will not stand for re-election at the Company's February 12, 2003 Annual Meeting.

(6)	Includes 168,750 shares subject to stock options held by Mr. Cavalier.
(7)	Includes 127,248 shares subject to stock options held by Mr. Cattini.
(8)

Includes 36,316 shares subject to stock options held by Mr. McNamee. Also includes 40,007 shares held by First Albany Corporation, of which Mr. McNamee is Chairman. Mr. McNamee shares voting and investment power with respect to the shares held by First Albany Corporation and disclaims beneficial ownership of such shares except as to his proportionate pecuniary interest therein.

(9)	Includes 43,767 shares subject to stock options held by Mr. Gersuk.
(10)

Includes 74,231 shares subject to stock options held by Mr. Hickey. Also includes 1,043 shares subject to stock options and 2,911 shares of stock held by Mr. Hickey's spouse, as to which options and shares Mr. Hickey disclaims beneficial ownership.

(11)	Includes 59,797 shares subject to stock options held by Mr. Moon.
(12)	Includes 28,826 shares subject to stock options held by Mr. Tobin.
(13)	Consists of 22,500 shares subject to stock options held by Ms. Kahn.
(14)	Consists of 22,500 shares subject to stock options held by Ms. Tran.
(15)	Consists of 1,000 shares of stock held by Mr. Schechter and his spouse in joint tenancy.
(16)	Includes the shares described in Notes 5 through 15 above.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The persons named in the proxy will vote to elect as directors the six nominees named below unless authority to vote for the election of any or all of them is withheld by marking the proxy to that effect. The Board of Directors has fixed the number of directors following the Annual Meeting at six. All of the nominees are currently directors of the Company. Each nominee who is elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees has indicated his or her willingness to serve, if elected, but if any nominee should be unable or unwilling to serve, the proxies may vote for a substitute nominee designated by the Board of Directors.

The following table sets forth the name and age of each nominee, including position, if any, with the Company, principal occupation and business experience during the past five years, directorships in other publicly-held corporations and first year of service as a director of the Company:

Names, Offices and Positions with the Company, Principal Occupation and Directorships	Age	First Became a Director
Mark P. Cattini ...........................................................................	41	2001

Mr. Cattini has served as a director of the Company since February 2001. He has served as President and Chief Executive Officer of the Company since January 2001 and was President and Chief Operating Officer from July 2000 to December 2000. From January 1999 to July 2000, he served as Vice President and General Manager of Europe and Americas Sales, and from 1995 through 1998 held general management positions in the Company's European headquarters.

John C. Cavalier .........................................................................	63	1996

Mr. Cavalier has served as Chairman of the Board of Directors of the Company since February 2002. He was Co-Chairman from January 2001 to February 2002. He served as Chief Executive Officer of the Company from November 1996 to December 2000 and served as President and Chief Executive Oficer of the Company from November 1996 to July 2000. Mr. Cavalier is also a director of FOCUS Enhancements, Inc. and serves as a board member and advisor to several early stage private companies.

George C. McNamee ....................................................................	56	1988

Mr. McNamee has served as a director of the Company since 1988. He has been Chairman and a Director of First Albany Companies Inc., a publicly traded holding company, and its principal subsidiary, First Albany Corporation, since September 2002 and was Chairman, Co-Chief Executive Officer and a Director from 1984 to 2002. Mr. McNamee is a director of Plug Power Inc., The Meta Group and the New York Stock Exchange.

Joni Kahn .................................................................................	47	2000

Ms. Kahn has served as a director of the Company since June 2000. Since October 2002 Ms. Kahn has been Group Vice President, Worldwide Consulting, for Business Objects, a provider of business intelligence solutions. Ms. Kahn was co-founder and, from March 2000 to 2002, Chief Customer Officer of Brience, a wireless technology company. From September 1994 to February 2000 she served as Executive Vice President of KPMG, Inc., a consulting services company.

Quinn H. Tran ............................................................................	44	2000

Ms. Tran has served as a director of the Company since June 2000. She was co-founder and, since April 2002, Chief Marketing and Sales Officer of KnowledgeTek Software, a provider of enterprise solutions for web content management and business application integration. She was co-founder, and from 2000 to 2002, Executive Vice President, Marketing and Sales, of DecisionPoint Solutions, Inc., a provider of mobile, targeted advertising and commerce solutions. She co-founded Xerox ColorgrafX Systems, a Xerox company specializing in large format digital printing solutions, in 1995, and served as Vice President and General Manager of Worldwide Marketing and Sales until December 2000. She also serves on a number of not-for-profit boards.

Robert P. Schechter .....................................................................	54	2002

Mr. Schechter has served as a director of the Company since May 2002. He has been President and Chief Executive Officer of NMS Communications, a provider of voice, video and data services on wireless and wireline networks since April 1995 and became Chairman in 1996. He also serves on the board of directors of Infinium Software and Moldflow, Inc.

Board and Committee Meetings

The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's internal accounting control policies and procedures, considers and recommends the selection of the Company's independent accountants, reviews and approves any major accounting policy changes affecting the Company's operating results and provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee met five times during fiscal 2002. The members of the Audit Committee are Messrs. McNamee and Bardos and Ms. Tran. The members of the Company's Audit Committee are independent directors, as defined by the rules of the Nasdaq Stock Market. The Company's Board of Directors has adopted an Audit Committee Charter.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended September 30, 2002 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by the Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors.

The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company which are referred to in this proxy statement under the section entitled "Proposal No. 4 - Ratification of Selection of Independent Auditors," is compatible with maintaining such auditors' independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

George C. McNamee, Chairperson of the Audit Committee
Laszlo C. Bardos
Quinn H. Tran

The Company has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company, administers the executive compensation programs and may grant stock options to all officers of the Company who are persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee held three meetings during fiscal 2002. The members of the Compensation Committee are Messrs. Cavalier and McNamee and Ms. Kahn. Mr. Cavalier does not vote on matters involving his own compensation. The Compensation Committee has authorized a subcommittee which has the authority to approve stock option grants to officers of the Company. The subcommittee of the Compensation Committee acted by written consent two times during fiscal 2002. The members of this subcommittee are Mr. McNamee and Ms. Kahn.

The Company has established a Nominating Committee which has the authority to provide recommendations to the Board regarding potential new directors. The Nominating Committee held no formal meetings during fiscal 2002, however, each member of the Nominating Committee considered and approved the nomination of Mr. Schechter to serve on the Company's Board of Directors. The members of the Nominating Committee are Messrs. Cattini and McNamee and Ms. Kahn. The Nominating Committee will consider recommendations made by stockholders of the Company. Recommendations should be mailed to MapInfo Corporation, Attention: Secretary.

The Board of Directors met five times during fiscal 2002 and acted by written consent five times. Each current director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees of the Board on which he or she then served.

Director Compensation

Under the Company's 1993 Director Stock Option Plan (the "Director Option Plan"), each director who is not also an employee of the Company or any subsidiary of the Company receives on the date of each annual meeting of stockholders a nonstatutory option to purchase 11,250 shares of Common Stock at an exercise price which is equal to the fair market value of the Common Stock on the date of grant. The Director Option Plan also allows the Company to grant options to non-employee directors on a discretionary basis. Pursuant to the Director Option Plan, in fiscal 2002, Mr. McNamee, Ms. Kahn and Ms. Tran each received, on the annual meeting date of February 13, 2002, an option to purchase 11,250 shares of Common Stock at an exercise price of $9.69 per share and Mr. Schechter received, on May 22, 2002, his date of election to the Board of Directors, an option to purchase 11,250 shares of Common Stock at an exercise price of $10.37 per share. In addition, each director who is not also an employee of the Company or any subsidiary of the Company receives a retainer of $5,000 per year for serving on the Board of Directors, plus $1,000 for attendance at each full meeting of the Board of Directors and $500 for attendance at each meeting of a committee on which the director serves, which meeting is not coincident with a Board of Directors meeting. Mr. Bardos has unconditionally waived his right to participate in the Director Option Plan and has also declined cash compensation as an outside director.

Executive Compensation

Summary Compensation

The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by (i) the Company's Chief Executive Officer during fiscal 2002, and (ii) the Company's four most highly compensated executive officers other than the Chief Executive Officer during fiscal 2002 who were serving as executive officers of the Company on September 30, 2002 and whose salary and bonus during fiscal 2002 exceeded $100,000 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
	Annual Compensation(1)			Awards

				Securities	All
				Underlying	Other
Name and Principal Position (2)	Year	Salary($)	Bonus($)(3)	Options(#)(4)	Compensation($)

Mark P. Cattini ...............................	2002	250,000	44,638	107,000	30,642	(5)(6)
President and Chief Executive Officer	2001	273,222	93,424	75,000	5,250
	2000	158,000	237,901	56,250	5,250

D. Joseph Gersuk.............................	2002	230,416	34,500	20,000	2,839	(6)
Executive Vice President, Treasurer	2001	230,000	59,513	20,000	6,290
and Chief Financial Officer	2000	219,500	115,791	52,500	4,210

Michael J. Hickey ...........................	2002	191,021	50,588	22,500	4,914	(6)
Chief Operating Officer	2001	175,000	75,000	22,500	5,352
	2000	141,250	182,849	56,250	5,148

George C. Moon ...........................	2002	168,965	11,698	11,250	1,968	(7)
Chief Technology Officer	2001	156,089	36,462	11,250	2,076
	2000	142,736	64,232	22,500	1,478

Bert C. Tobin .................................	2002	143,280	21,451	11,250	4,663	(6)
Executive Vice President, Human	2001	142,999	63,936	11,250	5,256
Resources	2000	132,000	57,694	16,875	3,455

____________________
(1)

In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer for such year.

(2)	Principal position as of September 30, 2002.
(3)	Represents amounts earned under the Company's incentive compensation programs.
(4)	Reflects the grant of options to purchase Common Stock. The Company has never granted any stock appreciation rights.
(5)	Of this amount, $24,725 represents forgiveness by the Company in January 2001 of principal and interest on an unsecured relocation loan.
(6)	Represents Company contribution to employee's 401(k) account.
(7)	Represents Company contribution to employee's Canadian RRSP account.

Option Grants, Exercises and Year-End Values

The following tables set forth certain information concerning option grants and exercises by the Named Executive Officers during fiscal year ended September 30, 2002 and the number and value of the unexercised options held by such persons on September 30, 2002.

OPTION GRANTS IN THE LAST FISCAL YEAR

	Individual Grants

			Percent
			of Total			Potential Realizable
	Number of		Options			Value at Assumed
	Securities		Granted to	Exercise		Annual Rate of Stock
	Underlying		Employees	or Base		Price Appreciation for
	Options		in Fiscal	Price	Expiration	Option Term (2)
Name	Granted (#)		Year	($/Sh)	Date	5%($)	10%($)

Mark P. Cattini ..........................	57,000	(1)	10.6%	$10.22	1/24/12	$366,356	$928,419
	50,000	(1)	9.3%	$ 9.72	7/1/12	$305,643	$774,559
D. Joseph Gersuk......................	20,000	(1)	3.7%	$10.22	1/24/12	$128,546	$325,761
Michael J. Hickey.....................	22,500	(1)	4.2%	$10.22	1/24/12	$144,614	$366,481
George C. Moon......................	11,250	(1)	2.1%	$10.22	1/24/12	$ 72,307	$183,241
Bert C. Tobin...........................	11,250	(1)	2.1%	$10.22	1/24/12	$ 72,307	$183,241

(1)	Each option has a ten year term and vests over a four-year period with one quarter vesting after the first year and the remaining portions vesting in equal monthly installments.
(2)

Amounts represent hypothetical gains that could be achieved for the option if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. Because the exercise price of each option represents the fair market value of the Common Stock on the grant date, no gain to the optionee is possible without an appreciation in stock price, which will benefit all stockholders commensurately.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of
			Securities
			Underlying
	Shares		Unexercised	Value of Unexercised
	Acquired		Options at Fiscal	In-the-Money Options
	on	Value	Year-End (#)	at Fiscal Year-End ($)(1)
	Exercise	Realized	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable

Mark P. Cattini ................	0	-	102,873/184,499	$0/$0
D. Joseph Gersuk............	0	-	100,000/32,500	$9,318/$0
Michael J. Hickey............	0	-	53,138/70,311	$0/$0
George C. Moon..............	0	-	50,657/32,343	$0/$0
Bert C. Tobin ..................	0	-	19,686/30,936	$0/$0

_____________________
(1)	Based on the fair market value of the Common Stock on September 30, 2002 ($3.95), less the option exercise price.

Certain Employment Agreements

In May 2002, the Company entered into an employment agreement with Mr. Cattini (the "Cattini Agreement"). Under the Cattini Agreement, Mr. Cattini is employed by the Company as President and Chief Executive Officer for a term commencing May 1, 2002, and ending April 30, 2005. Mr. Cattini's base salary is set at $250,000 (increasing to $300,000 on October 1, 2002 and then annually from that date as approved by the Board), he will receive a stock option for 20,000 shares each year of the agreement (commencing on or about January 15, 2003), and he is eligible to receive targeted incentive compensation of up to 85.7% of his annual base salary, payable quarterly, upon the achievement of certain company objectives and additional compensation for achieving above targeted objectives as outlined each fiscal year in Mr. Cattini's approved incentive compensation plan. In the event that Mr. Cattini's employment is terminated by the Company for a reason other than cause, Mr. Cattini shall be reimbursed up to $150,000 for the receipted expenses of moving his household and family from New York to the United Kingdom. Additionally, if Mr. Cattini's employment is terminated by the Company for a reason other than cause or if Mr. Cattini terminates his employment for Good Reason as defined in the Cattini Agreement, he may choose to continue to be paid his full base salary plus target incentive for the remaining period in his agreement, but not less than two years, or to receive a lump-sum payment equivalent to his actual highest annual base salary, plus incentive, earnings to be based upon the immediate past five-year period. Upon a change in control of the Company in which Mr. Cattini is not the surviving CEO, Mr. Cattini may choose to continue to be paid his full base salary plus target incentive for the remaining period in his agreement, but not less than two years, or to receive a lump-sum payment equivalent to his highest two years (of the immediate past five years) full base salary plus incentive. Additionally, upon a change in control of the Company in which Mr. Cattini is not offered employment in a position equivalent to his present position, the Company shall continue for the applicable period of his payout, Mr. Cattini's life and health insurance, and all unexpired and unvested stock options to purchase common stock of the Company shall be exercisable immediately as of the date of such change in control. If at the conclusion of the Cattini Agreement, Mr. Cattini or the Company decides not to renew the agreement, Mr. Cattini shall receive a payment equal to one year of his then current base salary. If Mr. Cattini terminates the agreement prior to the conclusion of its term for other than good reason, he shall receive a payment equal to six months of his base salary. In either event, payment is conditioned upon the execution by Mr. Cattini of a general release in favor of the Company.

In April 2002, the Company entered into an employment agreement with Mr. Gersuk (the "Gersuk Agreement"). Under the Gersuk Agreement, Mr. Gersuk is employed by the Company as Executive Vice President, Chief Financial Officer and Treasurer for a term commencing on April 1, 2002 and ending on March 31, 2005. Mr. Gersuk's base salary is set at $230,000 (increasing to $245,000 no later than October 1, 2002 and then annually in increments of $15,000 from that date), he will receive a stock option for 20,000 shares each year of the agreement (commencing on or about January 15, 2003), and he is eligible to receive targeted bonuses equal to 50% of his base salary upon the achievement of certain Company objectives and additional compensation for achieving above targeted objectives as outlined each fiscal year in Mr. Gersuk's approved incentive compensation plan. Mr. Gersuk's employment may be terminated by the Company prior to March 31, 2005 for cause. In the event of a disability which prohibits Mr. Gersuk from performing his duties for a continuous period of three months, the Company may terminate the Gersuk Agreement, provided, however, that Mr. Gersuk will continue to receive his salary, reduced by any amounts paid under the Company's disability insurance policies. In the event that Mr. Gersuk's employment is terminated for a reason other than cause or upon any change in control of the Company where Mr. Gersuk is not the surviving Chief Financial Officer or is offered a position not acceptable to him, Mr. Gersuk will receive (i) his base salary plus incentive earnings target for the remainder of the term of the Gersuk Agreement (but not less than two years) or he may opt to receive a lump-sum payment equivalent to his highest two years full base salary (of the immediate past five-year period) plus actual incentive earnings. Additionally, upon a change in control of the Company in which Mr. Gersuk is not offered employment in a position equivalent to his present position, the Company shall continue for a period of one year Mr. Gersuk's life and health insurance, and his unexpired and unvested options to purchase common stock of the Company shall be exercisable immediately as of the date of such change in control. If at the conclusion of the Gersuk Agreement, Mr. Gersuk or the Company decides not to renew the agreement, Mr. Gersuk shall receive a payment equal to six months of his then current base salary. If Mr. Gersuk terminates the agreement prior to the conclusion of its term, he shall receive a payment equal to six months of his base salary. In either event, payment is conditioned upon the execution by Mr. Gersuk of a general release in favor of the Company.

In April 2002, the Company entered into an Employment Agreement with Mr. Hickey (the "Hickey Agreement"). Under the Hickey Agreement, Mr. Hickey is employed by the Company as Chief Operating Officer, for a term commencing April 1, 2002 and ending March 31, 2005. Mr. Hickey's annual base salary is set at $200,000, (increasing to $215,000 by no later than October 1, 2002 and then annually in increments of $15,000 from that date), he will receive a stock option for 20,000 shares each year of the agreement (commencing on or about January 15, 2003), and he is eligible to receive targeted incentive compensation of 85.7% of his annual base salary, payable quarterly, upon achievement of certain Company objectives and additional compensation for achieving above targeted objectives as outlined each fiscal year in Mr. Hickey's approved incentive compensation plan. In the event that Mr. Hickey's employment is terminated by the Company for a reason other than cause, if Mr. Hickey terminates his employment for Good Reason as defined in the Hickey Agreement, or upon any change in control of the Company where Mr. Hickey is not the surviving Chief Operating Officer or is offered a position not acceptable to him, he shall receive his full base salary plus target incentive for the remaining period in his contract (but not less than two years) or he may opt to receive a lump-sum payment equivalent to his actual highest base salary plus incentive (to be based upon the immediate past five-year period.) Additionally, upon a change in control of the Company in which Mr. Hickey is not offered an equivalent position, the Company shall continue for a period of one year Mr. Hickey's life and health insurance, and all unexpired and unvested stock options to purchase common stock of the Company shall be exercisable immediately as of the date of such change in control. If at the conclusion of the Hickey Agreement, Mr. Hickey or the Company decides not to renew the agreement, Mr. Hickey shall receive a payment equal to six months of his then current base salary. If Mr. Hickey terminates the agreement prior to the conclusion of its term, he shall receive a payment equal to six months of his base salary. In either event, payment is conditioned upon the execution by Mr. Hickey of a general release in favor of the Company.

In May 2002, the Company entered into an employment agreement with Mr. Moon (the "Moon Agreement"). Under the Moon Agreement, Mr. Moon is employed by the Company as Chief Technology Officer for a term commencing May 1, 2002 and ending April 30, 2005. Mr. Moon's annual salary is $C249,750 (to be increased by $C15,000 on October 1, 2002 and annually by the same amount thereafter), he will receive a stock option for 11,250 shares each year of the agreement (commencing on or about January 15, 2003), and he is eligible to receive targeted bonuses of 50% of his base salary upon the achievement of certain company objectives and additional compensation for achieving above targeted objectives as outlined each fiscal year in Mr. Moon's approved incentive compensation plan. In the event that Mr. Moon's employment is terminated for a reason other than cause or upon any change in control of the Company where Mr. Moon is not the surviving Chief Technology Officer or is offered a position not acceptable to him, Mr. Moon will receive his base salary plus incentive earnings target for the remainder of the term of the Moon Agreement (but not less than two years) or he may opt to receive a lump-sum payment equivalent to his highest two years full base salary (of the immediate past five-year period) plus actual incentive earnings. Additionally, upon a change in control of the Company in which Mr. Moon is not offered employment in a position equivalent to his present position, the Company shall continue for a period of one year Mr. Moon's life and health insurance, and his unexpired and unvested options to purchase common stock of the Company shall be exercisable immediately as of the date of such change in control. If at the conclusion of the Moon Agreement, Mr. Moon or the Company decides not to renew the agreement, Mr. Moon shall receive a payment equal to six months of his then current base salary. If Mr. Moon terminates the agreement prior to the conclusion of its term, he shall receive a payment equal to six months of his base salary. In either event, payment is conditioned upon the execution by Mr. Moon of a general release in favor of the Company.

In May 2002, the Company entered into an employment agreement with Mr. Tobin (the "Tobin Agreement"). Under the Tobin Agreement, Mr. Tobin is employed by the Company as Executive Vice President of Human Resources for a term commencing May 1, 2002 and ending April 30, 2005. Mr. Tobin's annual salary is $143,000 (to be increased to $165,000 on October 1, 2002 and by $10,000 annually thereafter), he will receive a stock option for 11,250 shares each year of the agreement commencing on or about January 15, 2003), and he is eligible to receive targeted bonuses of 50% of his base salary upon the achievement of certain company objectives and additional compensation for achieving above targeted objectives as outlined each fiscal year in Mr. Tobin's approved incentive compensation plan. In the event that Mr. Tobin's employment is terminated for a reason other than cause or upon any change in control of the Company where Mr. Tobin is not the surviving Executive Vice President of Human Resources or is offered a position not acceptable to him, Mr. Tobin will receive his base salary plus incentive earnings target for the remainder of the term of the Tobin Agreement (but not less than two years) or he may opt to receive a lump-sum payment equivalent to his highest two years full base salary (of the immediate past five-year period) plus actual incentive earnings. Additionally, upon a change in control of the Company in which Mr. Tobin is not offered employment in a position equivalent to his present position, the Company shall continue for a period of one year Mr. Tobin's life and health insurance, and his unexpired and unvested options to purchase common stock of the Company shall be exercisable immediately as of the date of such change in control. If at the conclusion of the Tobin Agreement, Mr. Tobin or the Company decides not to renew the agreement, Mr. Tobin shall receive a payment equal to six months of his then current base salary. If Mr. Tobin terminates the agreement prior to the conclusion of its term, he shall receive a payment equal to six months of his base salary. In either event, payment is conditioned upon the execution by Mr. Tobin of a general release in favor of the Company.

In May 2002, the Company entered into an employment agreement with Mr. Cavalier (the "Cavalier Agreement"). Under the Cavalier Agreement, Mr. Cavalier is employed by the Company and, subject to stockholder approval, has agreed to serve as the Chairman of the Company's Board of Directors, for the time period commencing on May 1, 2002 and ending on April 30, 2005. Mr. Cavalier's annual salary is $165,000 to be paid in accordance with the Company's standard payroll practices. In the event that Mr. Cavalier terminates his employment with the Company for good reason or for reasons other than cause, ("Good Reason" as defined in the Cavalier Agreement) a change in control of the Company or as a result of a mental, physical or other disability, Mr. Cavalier will receive, at his option, either (i) his full base salary for the remaining period in his contract (but, in no event less than two years) or (ii) a lump-sum payment equal to his actual highest base salary, plus incentive earnings (based upon such salary and earnings during the immediate past five-year period). Upon a change in control of the Company, where Mr. Cavalier is not the Chairman of the Board of Directors of the surviving entity or is offered a position in the surviving entity not acceptable to him, Mr. Cavalier can opt to receive either (i) his full base salary for the remaining period in his contract (but, in no event less then two years) or (ii) a lump-sum payment equal to his highest two years base salary, plus incentive earnings (based upon such salary and earnings during the immediate past five-year period), contingent upon his execution of a general release on behalf of the surviving entity. If, at the conclusion of the term of the Cavalier Agreement, Mr. Cavalier or the Company decides not to renew the agreement, Mr. Cavalier shall receive a payment equal to one year of his then current base salary, contingent upon the execution by Mr. Cavalier of a general release in favor of the Company. If Mr. Cavalier terminates the agreement prior to its conclusion for other than good reasons, he shall receive a payment equal to six months of his base salary contingent upon the execution by Mr. Cavalier of a general release in favor of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on its review of copies of reports filed by Reporting Persons pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons that no Form 5 filing was required for such persons, the Company believes that during fiscal 2002 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

Messrs. Cavalier and McNamee and Ms. Kahn each served as a member of the Compensation Committee during fiscal 2002. Mr. Cavalier was appointed to the Compensation Committee to replace Mr. Marvin who resigned from the Board on February 13, 2002. Mr. Marvin served on the Compensation Committee through February 13, 2002. Mr. Cavalier serves as the Chairman of the Board of the Company and previously served at various times as the Chief Executive Officer and President of the Company.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by the Compensation Committee. The Company's executive compensation program, consisting of base salaries, bonus awards and stock option grants, is designed to attract, retain and reward executives who are responsible for leading the Company in achieving its business objectives. The Compensation Committee establishes the compensation of the Chief Executive Officer. All decisions regarding the compensation of other executive officers were reviewed with the Compensation Committee and then by the full board.

Compensation Philosophy

The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified employees. The Company's policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses are included to encourage effective performance relative to current plans and objectives. Stock options are included to help retain productive people and to more closely align their interests with those of stockholders.

In executing its compensation policy, the Company seeks to relate compensation with the Company's financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to the performance of the Company. While compensation survey data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and the Compensation Committee applies judgment in reconciling the program's objectives with the realities of retaining valued employees.

In addition, during fiscal 2002, the Company entered into employment agreements with its executives. These agreements include provisions designed to reinforce and encourage the continued employment and dedication of these executives to provide their expertise and contribute to the successful operation and growth of the Company as well as provisions that apply in the event of a change in control of the Company.

Executive Compensation Program

Annual compensation for the Company's executives consists of three principal elements -- base salary, cash bonus awards and stock options.

Base Salary

In setting the annual cash compensation for Company executives, the Compensation Committee reviews and considers compensation for comparable positions in a group of software companies selected by the Committee for comparison purposes, software industry compensation surveys, historical compensation levels of executives, reports of outside compensation consulting firms and the terms of any applicable employment agreement. The Compensation Committee and the Board also compare the Company's pay practices with other software companies through review of survey and proxy data.

Increases in annual base salary are based on a subjective review and evaluation of the performance of the operation or activity for which the executive has responsibility, the impact of that operation or activity on the Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both within and outside the Company. The Compensation Committee does not assign any particular weight to these factors or use any objective formula for determining base salaries.

Cash Bonus Awards

The cash bonus awards for each executive are tied to targets established in employment agreements and financial and other performance objectives and targets, fixed by the Board of Directors for the Chief Executive Officer, and by the Chief Executive Officer for the other executive officers. During fiscal 2002, bonus awards were based principally on the Company's achievement of its goals relating to reducing expenses and returning to profitability. In addition, the Chief Executive Officer set personal objectives for the other executive officers who receive cash bonuses and made a subjective determination of the extent to which such personal objectives were achieved by each executive during fiscal 2002. The weighting between objectives and targets varied by executive based upon the subjective determinations of the Compensation Committee. In fiscal 2002, cash bonus awards were lower than in past years because of decreased levels of revenues and profitability during that period.

Equity Ownership

Total compensation at the executive level also includes long-term incentives afforded by stock options. The purpose of the Company's stock option program is to (i) reinforce the mutuality of long-term interests between employees and the stockholders and (ii) assist in the attraction and retention of executives, key managers and individual contributors who are essential to the Company's success.

The Company's stock option program includes multi-year vesting periods to optimize the retention value of these options and to orient the Company's executives and managers to longer-term success. During fiscal 2002, options granted to executives provided for one-quarter vesting after one year from the date of grant and the remaining portion vesting at the end of each succeeding month at the rate of 1/48 of the original number of options per month until fully vested after four years, with unvested options immediately terminating upon an employee leaving the Company. The size of the stock option awards is generally intended to reflect the significance of the recipient's current and anticipated contributions to the Company. The exercise price of options granted by the Company is 100% of the fair market value per share on the date of grant. A recipient's existing equity interest in the Company generally is taken into account when determining the size of an option grant. The Company also has an employee stock purchase plan, which is available to all of its full-time employees, including executives but exclusive of any employee who owns, or would own after purchase under this plan, 5% or more of the total combined voting power or value of the stock of the Company or of any subsidiary. Such plan generally permits employees to purchase shares at a discount of 15% from the lesser of the fair market value at the beginning or end of an offering period.

In fiscal 2002, pursuant to the 1993 Stock Incentive Plan, Mr. Cattini, the Company's President and Chief Executive Officer, received an option to purchase 57,000 shares of Common Stock at an exercise price of $10.22 per share and an option to purchase 50,000 shares of Common Stock at an exercise price of $9.72 per share; Mr. Gersuk, the Company's Executive Vice President and Chief Financial Officer, received an option to purchase 20,000 shares of Common Stock at an exercise price of $10.22 per share; Mr. Hickey, the Company's Chief Operating Officer, received an option to purchase 22,500 shares of Common Stock at an exercise price of $10.22 per share; Mr. Moon, the Company's Chief Technology Officer, received an option to purchase 11,250 shares of Common Stock at an exercise price of $10.22 per share and Mr. Tobin, the Company's Executive Vice President, Human Resources, received an option to purchase 11,250 shares of Common Stock at an exercise price of $10.22 per share.

Chief Executive Officer Fiscal 2002 Compensation

Mr. Cattini served as Chief Executive Officer of the Company during 2002. The Compensation Committee set Mr. Cattini's base salary on that date at $250,000, which was considered to be a salary level competitive with that of comparable companies. Mr. Cattini was also awarded a bonus of $44,638 for fiscal 2002 based upon the achievement of certain targeted objectives, which related to the Company reducing expenses and returning to profitability. Additionally, based upon the Compensation Committee's subjective determination of Mr. Cattini's value to the Company including his current and anticipated contributions and expertise, and taking into account Mr. Cattini's current stock and option holdings and the amount of his fiscal 2002 cash bonus, Mr. Cattini received options to purchase an aggregate of 107,000 shares of Common Stock.

Compliance with Internal Revenue Code Section 162(m)

The Compensation Committee periodically reviews the potential consequences of Section 162(m) of the Internal Revenue Code (the "Code") and may structure the performance-based portion of its executive compensation to comply with certain exemptions to Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions to Section 162(m) when the Compensation Committee believes such payments are appropriate and in the best interests of the stockholders, after taking into account changing business conditions or the officer's performance.

Joni Kahn, Chairperson of the Compensation Committee
George C. McNamee
John C. Cavalier

COMPARATIVE STOCK PERFORMANCE

The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative return of (i) the CRSP Total Return Index for the Nasdaq National Market (U.S. & Foreign Companies) (the "CRSP Nasdaq Index") and (ii) the CRSP Nasdaq Total Return Industry Index for Nasdaq Computer & Data Processing Service Stocks (the "CRSP Computer & Data Index"). This graph assumes the investment of $100 on September 30, 1997 in the Company's Common Stock, the CRSP Nasdaq Index and the CRSP Computer & Data Index and assumes dividends are reinvested. Measurement points are September 30, 1997, 1998, 1999, 2000, 2001 and 2002.
	Sept. 30	Sept. 30	Sept. 30	Sept. 30	Sept. 30	Sept. 30
	1997	1998	1999	2000	2001	2002

MapInfo Corporation	$100	$104	$190	$705	$164	$ 89
CRSP Nasdaq Index	$100	$ 99	$162	$216	$ 88	$ 69
CRSP Computer & Data Index	$100	$130	$220	$276	$ 99	$ 78

PROPOSAL NO. 2 - APPROVAL OF 2002 STOCK INCENTIVE PLAN

The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining qualified personnel. The Board of Directors also believes that stock options are an important component of the Company's strategy to attract, retain and motivate employees. Accordingly, on November 14, 2002, the Board of Directors adopted, subject to stockholder approval, the Company's 2002 Stock Incentive Plan (the "2002 Plan"). The Board adopted the 2002 Plan because the Company's 1993 Stock Incentive Plan, as amended (the "1993 Plan") will expire pursuant to its terms on November 22, 2003. The 2002 Plan is intended to provide for the continuation of the Company's stock incentive program. The Company believes that the grant of options pursuant to the 2002 Plan will better align the interests of the individuals receiving options with those of the Company's stockholders in the future growth and success of the Company.

As of October 31, 2002, options to purchase 2,377,554 shares of the Company's Common Stock were outstanding under the 1993 Plan and 777,940 shares were available for grant under the 1993 Plan. No award may be made under the 1993 Plan after November 23, 2003, but awards previously granted may extend beyond that date.

The following shares may be issued pursuant to awards granted under the 2002 Plan (subject to proportionate adjustment in the event of stock splits and other similar events):

         (1) 200,000 shares of Common Stock; plus

         (2) any shares of Common Stock reserved for issuance under the 1993 Plan that remain available for issuance upon the adoption of the 2002 Plan by the Board; plus

         (3) any shares of Common Stock subject to awards under the 1993 Plan which awards expire, terminate, or are otherwise surrendered, canceled or forfeited (subject, in the case of incentive stock options, to any limitations under the Code);

provided, however, that the maximum number of shares of Common Stock that may be issued under the 2002 Plan, pursuant to clauses (2) and (3) above, shall be 1,500,000 shares, and the maximum number of shares of Common Stock that may be issued under the 2002 Plan shall be 1,700,000 shares.

The Board of Directors believes that the approval and adoption of the 2002 Plan is in the best interests of the Company and its stockholders and recommends a vote "FOR" this proposal.

Summary of the 2002 Plan

The following is a brief summary of the 2002 Plan. The following summary is qualified in its entirety by reference to the 2002 Plan, a copy of which is attached as an appendix to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). In addition, a copy of the 2002 Plan may be obtained from the Secretary of the Company.

Description of Awards

The 2002 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-statutory stock options (collectively "Awards"). Generally, Awards under the 2002 Plan are not assignable or transferable except by will or the laws of descent and distribution, except as otherwise determined by the Board of Directors.

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than 100% of the fair market value of the Common Stock on the date of grant. Under current law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of the Company, its parent or subsidiaries). Options may not be granted for a term in excess of five years (and, under current law, five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of all classes of stock of the Company, its parent or subsidiaries). The 2002 Plan permits the administrator to determine the manner of payment of the exercise price of options, including payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock or by any other lawful means.

Eligibility to Receive Awards

Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2002 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company, any parent or any subsidiary. The maximum number of shares with respect to which Awards may be granted to any participant under the 2002 Plan may not exceed 200,000 shares per calendar year.

As of November 30, 2002, the Company had approximately 680 employees, officers and directors who were eligible to receive Awards under the 2002 Plan. The granting of Awards under the 2002 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. On December 16, 2002, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $7.16.

Administration

The 2002 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2002 Plan and to interpret the provisions of the 2002 Plan. Pursuant to the terms of the 2002 Plan, the Board of Directors may delegate authority under the 2002 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has delegated to the Chief Executive Officer full authority to grant stock options to employees or officers of the Company or any of its present or future subsidiaries, with such options being granted under the terms that have been approved by the Board; provided, however, that the CEO is not authorized (i) to grant options to himself or any other executive officer, or (ii) to grant to any one person, in any one calendar year, options with respect to more than 200,000 shares of stock. Subject to any applicable limitations contained in the 2002 Plan, the Board of Directors, or any committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines the terms of each Award, including (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (provided that the exercise price of an option shall not be less than 100% of the fair market value of the Common Stock at the time the option is granted) and (iii) the duration of options.

The Board of Directors may, in its sole discretion, include additional provisions in any Award granted or made under the 2002 Plan, including without limitation restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Board of Directors, so long as not inconsistent with the 2002 Plan or applicable law. The Board of Directors may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 2002 Plan may be exercised.

The Company shall, to the extent determined by the Board of Directors, make appropriate adjustments to outstanding Awards and the number and class of securities available under the 2002 Plan in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off, other similar change in capitalization or event, or any distribution to holders of Common Stock other than any normal cash dividend. In the event of a Reorganization Event (which is defined in the 2002 Plan as any merger or consolidation of the Company or share exchange as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities, or other property), the Board of Directors is authorized to provide for outstanding options to be assumed or substituted for, to accelerate outstanding options to make them fully exercisable prior to consummation of the Reorganization Event and to terminate such options upon such Reorganization Event, or, in the case of a Reorganization Event under the terms of which stockholders will receive cash in respect of their shares of Common Stock, to provide for a cash-out of the value of any outstanding options.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2002 Plan subject, however, in the case of incentive stock options to any restrictions under the Code.

Amendment or Termination

No Award may be made under the 2002 Plan after November 14, 2012, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2002 Plan or any portion thereof, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2002 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of September 30, 2002:

	(a)	(b)	(c)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (2)

Equity compensation plans approved by security holders	2,536,533	$13.33	986,256
Equity compensation plans not approved by security holders	- -	- -	- -

Total	2,536,533	$13.33	986,256

____________________
(1)	Excludes shares issuable under the Company's 1993 Employee Stock Purchase Plan in connection with the current offering period which began September 1, 2002 and ends February 28, 2003.
(2)

Includes 101,440 shares issuable under the Company's 1993 Employee Stock Purchase Plan, but does not include the additional 400,000 shares that would be available for issuance if Proposal No. 3 is approved at the Annual Meeting. Also includes 797,948 shares issuable under the Company's 1993 Stock Incentive Plan and 86,868 shares issuable under the Company's 1993 Director Stock Option Plan. Does not include the additional 200,000 shares that would be available for issuance under the 2002 Stock Incentive Plan if Proposal No. 2 is approved at the Annual Meeting. In addition to being available for issuance upon the exercise of options, shares under the 1993 Plan were also issuable in the form of restricted or unrestricted stock, stock appreciation rights and other equity-based awards.

PROPOSAL NO. 3 - APPROVAL OF AMENDMENT TO 1993
EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors believes that the Company's 1993 Employee Stock Purchase Plan (the "1993 Stock Purchase Plan") is an important component of the Company's strategy to attract, retain and motivate employees. As of October 31, 2002, only 101,440 shares were available for future purchases under the 1993 Stock Purchase Plan. Accordingly, on November 14, 2002, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1993 Stock Purchase Plan that increases from 1,312,500 to 1,712,500 the number of shares of Common Stock available for purchase by employees under the 1993 Stock Purchase Plan.

The Board of Directors recommends a vote "FOR" the approval of the amendment to the 1993 Stock Purchase Plan.

The following is a brief summary of the 1993 Stock Purchase Plan. The following summary is qualified in its entirety by reference to the 1993 Stock Purchase Plan, a copy of which is attached as an appendix to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). In addition, a copy of the 1993 Stock Purchase Plan may be obtained from the Secretary of the Company.

The 1993 Stock Purchase Plan provides eligible employees of the Company with opportunities to purchase shares of Common Stock at a discounted price. The 1993 Stock Purchase Plan is implemented through offerings, each approximately six months in length. The Board may specify a shorter period, or a longer period of less than twelve months.

Each employee of the Company and its eligible subsidiaries, including a director who is also an employee, is eligible to participate in the 1993 Stock Purchase Plan, provided he or she (i) is employed by the Company or any eligible subsidiary on the applicable offering commencement date, (ii) is regularly employed by the Company or any eligible subsidiary for 20 or more hours per week and for more than five months in a calendar year and (iii) has been employed by the Company or any eligible subsidiary for at least three months (or such period as may be determined by the Board or the Compensation Committee) prior to enrolling in the 1993 Stock Purchase Plan. An employee may elect to have a whole number percentage from 1% to up to 10% withheld from his or her base pay for purposes of purchasing shares under the 1993 Stock Purchase Plan, subject to certain limitations on the maximum number of shares that may be purchased. The price at which shares may be purchased during each offering will be the lower of (i) 85% of the closing price of the Common Stock as reported on the Nasdaq National Market on the first business day of the offering period or (ii) 85% of the closing price of the Common Stock as reported on the Nasdaq National Market on the last business day of the offering period.

The 1993 Stock Purchase Plan is administered by the Board of Directors of the Company and the Compensation Committee of the Board of Directors. The Board and the Compensation Committee have the authority to make rules and regulations for the administration of the 1993 Stock Purchase Plan. The Board may at any time terminate or amend the 1993 Stock Purchase Plan, provided that no such amendment may be made without prior approval of the stockholders of the Company if such approval is required by Rule 16b-3 or Section 423 of the Code, and in no event may any amendment be made which would cause the 1993 Stock Purchase Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder or Section 423 of the Code. The 1993 Stock Purchase Plan contains provisions relating to the disposition of purchase rights under the 1993 Stock Purchase Plan in the event of certain mergers, acquisitions and other extraordinary corporate transactions involving the Company.

As of October 31, 2002, approximately 650 employees were eligible to participate in the 1993 Stock Purchase Plan.

The purchase of shares under the 1993 Stock Purchase Plan is discretionary, and the Company cannot now determine the number of shares to be purchased in the future by any particular person or group. Since the adoption of the 1993 Stock Purchase Plan, the following persons and groups have purchased the number of shares listed: Mr. Cattini, the Company's President and Chief Executive Officer - 19,490 shares; Mr. Hickey, the Company's Chief Operating Officer - 7,960 shares; Mr. Gersuk, the Company's Executive Vice President, Treasurer and Chief Financial Officer - 29,241 shares; Mr. Moon, the Company's Chief Technology Officer - 3,343 shares; Mr. Tobin, the Company's Executive Vice President, Human Resources - 16,333 shares; and all current executive officers as a group - 76,367 shares; and Mr. Cavalier, the Company's Chairman - 3,983 shares. No other current director, nominee for director, or associate of any of such directors, executive officers or nominees, has purchased any shares under the 1993 Stock Purchase Plan. No person has purchased greater than 5% of the shares issued under this plan. Current employees of the Company have purchased an aggregate of 775,494 shares under this plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 1993 Stock Purchase Plan and with respect to the sale of common stock acquired under the 1993 Stock Purchase Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants. A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering. A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the plan at a profit (if sales proceeds exceed the purchase price.) The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:
(i)	15% of the value of the stock on the day the offering commenced; and

(ii)	the participant's profit.

     Any excess income will be long-term capital gain.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant's profit exceeds the compensation income, then the excess profit will be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

If the participant sells the stock at a loss (if sales proceeds are less than the purchase price), then the loss will be a capital loss. This capital loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to the Company, except that the Company will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL NO. 4 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand L.L.P.) has served as the Company's independent auditors since inception. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

PricewaterhouseCoopers LLP billed the Company an aggregate of $187,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended September 30, 2002.

Financial Information Systems Design and Implementation Fees

PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended September 30, 2002 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

All Other Fees

PricewaterhouseCoopers LLP billed the Company an aggregate of $477,236 in fees for other services rendered to the Company and its affiliates for the fiscal year ended September 30, 2002. These other services included income tax services, statutory audits in connection with foreign jurisdictions and tax consulting related to acquisitions, income tax exams and research and development credit claims.

The Audit Committee considered and determined that the provision of non-audit services provided by PricewaterhouseCoopers LLP is compatible with maintaining the firm's independence.

The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

STOCKHOLDER PROPOSALS

Proposals of stockholders made in accordance with Rule 14a-8 of the Exchange Act and intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company at its principal office in Troy, New York no later than September 1, 2003 for inclusion in the proxy statement for that meeting. In addition, the Company's By-laws require that the Company be given advance notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). The required notice must be made in writing, include the information required by the By-Laws, be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company at the principal offices of the Company, and be received not less than 60 days nor more than 90 days prior to the 2004 Annual Meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination or other proposal shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure made, whichever occurs first. While the Company has not yet set the date of the 2004 Annual Meeting, assuming it was held on February 12, 2004 (the same day as this year's meeting), notice of a stockholder proposal or director nomination would need to be made no earlier than November 14, 2003 and no later than December 14, 2003. Any stockholder proposal must also comply with the other applicable provisions of the Company's Certificate of Incorporation and By-laws and the Exchange Act. No stockholder proposal is required to be considered unless it is presented in accordance with the foregoing requirements.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, telecopy and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: MapInfo Corporation, One Global View, Troy, New York 12180, telephone number (518) 285-6000, Attention: Secretary. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors,

/s/ APRIL A. FREDLUND,
Secretary

December 30, 2002

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. ALTERNATIVELY, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Appendix A

MAPINFO CORPORATION

2002 STOCK INCENTIVE PLAN

  Purpose

  The purpose of this 2002 Stock Incentive Plan (the "Plan") of MapInfo Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

  Eligibility

  All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options (an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

  Administration and Delegation
    Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officers.
    Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act).
  Stock Available for Awards
    Number of Shares. Subject to adjustment under Section 6, Awards may be made under the Plan for a number of shares of common stock, $0.002 par value per share, of the Company (the "Common Stock") equal to the sum of:
      200,000 shares of Common Stock;
      any shares of Common Stock reserved for issuance under the Company's 1993 Stock Incentive Plan, as amended (the "1993 Plan"), that remain available for issuance upon the adoption of this Plan by the Board; and
      any shares of Common Stock subject to awards under the 1993 Plan which awards expire, terminate, or are otherwise surrendered, canceled or forfeited (subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations under the Code);

    provided, however, that the maximum number of shares of Common Stock reserved for issuance under the 1993 Plan that may be issued under this Plan shall be 1,500,000 (the "Authorized Shares"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 200,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").
  Stock Options
    General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".
    Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.
    Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, at the time the Option is granted.
    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of five (5) years.
    Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.
    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
      in cash or by check, payable to the order of the Company;
      except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
      when the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;
      to the extent permitted by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or
      by any combination of the above permitted forms of payment.
    Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.
  Adjustments for Changes in Common Stock and Certain Other Events
    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, and (ii) the number and class of securities and exercise price per share subject to each outstanding Option, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 6(a) applies and Section 6(c) also applies to any event, Section 6(c) shall be applicable to such event, and this Section 6(a) shall not be applicable.
    Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least ten (10) business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.
    Reorganization Events
      Definition. A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.
      Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

  Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

  General Provisions Applicable to Awards
    Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
    Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine, which written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.
    Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
    Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.
    Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
    Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
    Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
  Miscellaneous
    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
    No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
    Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.
    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by Section 162(m) (including the vote required under Section 162(m)).
    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Appendix B

MapInfo Corporation

1993 Employee Stock Purchase Plan

     The purpose of this Plan is to provide eligible employees of MapInfo Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.002 par value per share (the "Common Stock"). 1,312,500 shares of Common Stock in the aggregate have been approved for this purpose.

     1.     Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

     2.     Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a)     they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

          (b)     they have been employed by the Company or a Designated Subsidiary for at least three months (or such number of days as may be determined by the Board of Directors or Committee) prior to enrolling in the Plan; and

          (c)     they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

     No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

     3.     Offerings. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin on such dates as may be determined by the Board of Directors or the Committee (the "Offering Commencement Dates"). Each Offering Commencement Date will begin an approximately six-month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose different Plan Periods of twelve (12) months or less for Offerings.

     4.     Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least seven days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding, to the extent determined by the Board or the Committee, overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, and including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

     5.     Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made, subject to such lesser maximum rate as may be determined by the Board of Directors or Committee prior to the applicable Offering Commencement Date. Subject to the foregoing, payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of Compensation.

     No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

     6.     Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

     7.     Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or its Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

     8.     Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that employees who are also directors or officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated there under may not participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision.

     9.     Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 15% of such employee's annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

     The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, or (b) the closing price of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

     Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

     Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

     10.     Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, or in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

     11.     Rights on Retirement, Death, or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

     12.     Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     13.     Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14.     Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

     15.     Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

     16.     Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of Paragraph 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

     17.     Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

     18.     Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot, in such manner as it may determine, the shares then available.

     19.     Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

     20.     Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the NASDAQ and the approval of all governmental authorities required in connection with the authorization, issuance, or sale of such stock.

     The Plan shall be governed by New York law except to the extent that such law is preempted by federal law.

     The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

     21.     Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     22.     Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     23.     Effective Date and Approval of Shareholders. The Plan shall take effect upon the closing of the initial public offering of Common Stock of the Company, subject to approval by the shareholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

     Adopted by the Board of Directors on November 23, 1993

     Approved by the stockholders on December 8, 1993

AMENDMENT NO. 1 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAPINFO CORPORATION

The first sentence of Subsection 3(b) "Shares Available; Offerings" of the 1993 Employee Stock Purchase Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

"The total number of shares issuable under the Plan is limited to 450,000 shares of Common Stock (subject to adjustment in the event of any changes of outstanding shares of Common Stock by reason of stock dividends, recapitalizations, mergers, or in the event of any other change affecting Common Stock.)"

                         Adopted by the Board of Directors on

                         November 12, 1996

                         Adopted by the Stockholders on

                         February 13, 1997

     AMENDMENT NO. 2 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAP INFO CORPORATION

The second paragraph of Section 20 - "Governmental Regulations " of the 1993 Employee Stock Purchase Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety, to provide as follows:

"The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law."

Adopted by the Board of Directors on February 11, 1998

AMENDMENT NO. 3 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAPINFO CORPORATION

The first sentence of Subsection 3(b) "Shares Available; Offerings" of the 1993 Employee Stock Purchase Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

"The total number of shares issuable under the Plan is limited to 675,000 shares of Common Stock (subject to adjustment in the event of any changes of outstanding shares of Common Stock by reason of stock dividends, recapitalizations, mergers, or in the event of any other change affecting Common Stock.)"

                         Adopted by the Board of Directors on

                         January 30, 1998

                         Adopted by the Stockholders on

                         February 25, 1998

AMENDMENT NO. 4 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAPINFO CORPORATION

The first sentence of Subsection 3(b) "Shares Available; Offerings" of the 1993 Employee Stock Purchase Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

"The total number of shares issuable under the Plan is limited to 900,000 shares of Common Stock (subject to adjustment in the event of any changes of outstanding shares of Common Stock by reason of stock dividends, recapitalizations, mergers, or in the event of any other change affecting Common Stock.)"

                         Adopted by the Board of Directors on

                         November 14, 1998

                         Adopted by the Stockholders on

                         February 24, 1999

AMENDMENT NO. 5 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAPINFO CORPORATION

The first sentence of Subsection 3(b) "Shares Available; Offerings" of the 1993 Employee Stock Purchase Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

"The total number of shares issuable under the Plan is limited to 1,012,500 shares of Common Stock (subject to adjustment in the event of any changes of outstanding shares of Common Stock by reason of stock dividends, recapitalizations, mergers, or in the event of any other change affecting Common Stock.)"

                         Adopted by the Board of Directors on

                         November 23, 1999

                         Approved by the Stockholders on

                         March 7, 2000

AMENDMENT NO. 6 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAPINFO CORPORATION

The first sentence of Subsection 3(b) "Shares Available; Offerings" of the 1993 Employee Stock Purchase Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

"The total number of shares issuable under the Plan is limited to 1,312,500 shares of Common Stock (subject to adjustment in the event of any changes of outstanding shares of Common Stock by reason of stock dividends, recapitalizations, mergers, or in the event of any other change affecting Common Stock.)"

                         Adopted by the Board of Directors on

                         November 8, 2001

                         Approved by the Stockholders on

                         February 13, 2002

AMENDMENT NO. 7 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAPINFO CORPORATION

The first sentence of Subsection 3(b) "Shares Available; Offerings" of the 1993 Employee Stock Purchase Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

"The total number of shares issuable under the Plan is limited to 1,712,500 shares of Common Stock (subject to adjustment in the event of any changes of outstanding shares of Common Stock by reason of stock dividends, recapitalizations, mergers, or in the event of any other change affecting Common Stock.)"

                         Adopted by the Board of Directors on

                         November 14, 2002

APPENDIX C

PROXY

MAPINFO CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
Annual Meeting of Stockholders - February 13, 2003

The undersigned, revoking all prior proxies, hereby appoint(s) D. Joseph Gersuk and April A. Fredlund, or either or any of them with full power of substitution, as proxies for the undersigned to act and vote at the 2003 Annual Meeting of Stockholders of MapInfo Corporation and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and in their discretion, upon any other matters which may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3, AND 4.
[ SEE REVERSE ]		[ SEE REVERSE ]
[ SIDE ]	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	[ SIDE ]

Vote by Telephone		Vote by Internet
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).		It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).	2.	Go to the Website http://www.eproxyvote.com/maps
3.	Enter your 14 digit Voter Control Number located on your Proxy Card above your name.	3.	Enter your 14 digit Voter Control Number located on your Proxy Card above your name.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.
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Call 1-877-PRX-VOTE anytime!		Go to http://www.eproxyvote.com/maps anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet.

[ X ]	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2-4.
					For	Against	Abstain
1.	Election of Directors Nominees: (01) Mark P. Cattini (02) John C. Cavalier, (03) George C. McNamee, (04) Joni Kahn, (05) Quinn H. Tran, and (06) Robert P. Schechter		2.	Approval of and adoption of Company's 2002 Stock Incentive Plan, as set forth in the accompanying Proxy Statement	[ ]	[ ]	[ ]

	For All Nominees [ ]	Withheld From All Nominees [ ]	3.	Approval of an amendment to the Company's 1993 Employee Stock Purchase Plan, as set forth in the accompanying Proxy Statement	[ ]	[ ]	[ ]

	[ ] For all nominees except as noted above		4.	Ratification of appointment of independent auditors for fiscal 2003	[ ]	[ ]	[ ]

			Mark Here For Address Change [ ] and Note At Left		Mark Here If You Plan to [ ] Attend the Meeting

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Signature:__________________________ Date: ___________________ Signature: _________________________ Date:_________________